UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 4, 2010, ModusLink Global Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) reporting, among other things, the Board of Director’s appointment of Joseph M. O’Donnell as a Class II director and Jeffrey J. Fenton as a Class III director of the Company. At the time of the Original Filing, the Board of Directors had not made a determination regarding any committee appointments for Mr. Fenton or Mr. O’Donnell, other than the appointment of Mr. Fenton to an interim committee of the Board of Directors, the Capital Allocation Committee.

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A to report that on November 24, 2010, the Board of Directors (i) appointed Mr. Fenton to serve on the Human Resources and Compensation Committee, effective as of December 7, 2010, and the Capital Allocation Committee, effective as of November 24, 2010 and (ii) appointed Mr. O’Donnell to serve on the Audit Committee and the Nominating and Corporate Governance Committee, effective as of December 7, 2010, and the Capital Allocation Committee, effective as of November 24, 2010.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Amendment No. 1 to Current Report on Form 8-K/A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: December 1, 2010	By:	/S/ PETER L. GRAY
Peter L. Gray
Executive Vice President, General Counsel and Secretary